DECLARATION OF TRUST

I, Feliberto Babaran Gurat, hereby declare that the mineral claim described below and is registered in my name with the Ministry of Energy, Mines and Petroleum Resources for the Province of British Columbia is held by me in trust and for the benefit of Gurata Gold, Inc.

Mineral Claim:

Tenure Number	Claim Name	Owner	Good To Date	Status	Area
527388	GATE 1	204848 100%	2007/FEB/10	GOOD	376.488

Dated the 17th of January, 2007

/s/ Feliberto Gurat
Feliberto Babaran Gurat